Exhibit 10.45

SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT ("the Amendment") made as of September 7, 2005, by and between MSNW CONTINENTAL ASSOCIATES, LLC, a Delaware limited liability company with an office at 67 Park Place East, 8th Floor, Morristown, New Jersey 07960 ("Lessor") and DOV PHARMACEUTICAL, INC., a Delaware corporation, located at 433 Hackensack Avenue, Hackensack, New Jersey 07601 ("Lessee").

WITNESSETH:

WHEREAS, Lessor’s predecessor-in-interest and Lessee entered into a lease dated May 24, 1999, as modified by a First Amendment to Lease dated July 31, 2000 (the “First Amendment”) a Second Amendment to Lease dated July 30, 2002 (the “Second Amendment”), a Third Amendment to Lease dated February 12, 2003 (the “Third Amendment”), a Fourth Amendment to Lease dated March ___, 2004 (the “Fourth Amendment”), a Fifth Amendment to Lease dated November 15, 2004 (the “Fifth Amendment”), and a Sixth Amendment to Lease dated July 6, 2005 (the “Sixth Amendment”) (the lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment is hereinafter referred to as the “Lease”); and

WHEREAS, Lessee desires to lease additional premises within the building known as 433 Hackensack Avenue, Hackensack, New Jersey (the “433 Building”); and

WHEREAS, the parties hereto desire to amend the Lease in accordance with this Amendment.

NOW, THEREFORE, Lessor and Lessee agree as follows:

1. For purposes of this Amendment, capitalized terms have the meanings ascribed to them in the Lease unless otherwise defined herein.

2. Effective as of September 1, 2005 (the “Temporary Expansion Premises Commencement Date”), Lessee shall lease from Lessor 4,098 gross rentable square feet on the twelfth (12th) floor in the 433 Building, which premises are shown on Exhibit A annexed hereto and made a part hereof (the “Temporary Expansion Premises”). Lessee shall lease the Temporary Expansion Premises from the Temporary Expansion Premises Commencement Date through that date upon which the Expansion Premises (as hereinafter defined) is available and ready for Lessee’s occupancy (which date shall be no later than January 9, 2006, and is referred to herein as the “Expansion Premises Commencement Date”).

3. Effective as of the Expansion Premises Commencement Date, Lessee shall surrender to Lessor all of its right, title and interest under the Lease in and to the Temporary Expansion Premises, it being understood and agreed that all of Lessee's estate under the Lease in and to the Temporary Expansion Premises shall be wholly terminated and extinguished as of the Expansion Premises Commencement Date; and Lessor shall accept from Lessee as of the Expansion Premises Commencement Date, such surrender of all of Lessee's right, title and interest under the Lease in and to the Temporary Expansion Premises.

4. Lessee hereby agrees that effective as of the Expansion Premises Commencement Date, the Temporary Expansion Premises shall be surrendered to Lessor, broom clean, vacant, unleased and free and clear of all rights of occupancy by others, and in the condition required by the Lease. Lessee represents and covenants to Lessor that nothing has been done or suffered and nothing will be done or suffered whereby the estate of Lessee in and to the Temporary Expansion Premises or any portion thereof, has been or will be encumbered in any way whatsoever; that Lessee has the legal right to surrender same; and that no one other than Lessee, has acquired or will acquire by, through or under Lessee, any right, title or interest in or to the Temporary Expansion Premises or any portion thereof.

Notwithstanding any provisions of this Amendment to the contrary, Lessee agrees that Lessee shall remain liable for the payment of Fixed Basic Rent and Additional Rent relating to the Temporary Expansion Premises, including any retroactive adjustments or escalation charges thereto which may be payable pursuant to the terms and provisions of the Lease, on account of the Temporary Expansion Premises for the period up to and including the Expansion Premises Commencement Date.

5. Effective as of the Expansion Premises Commencement Date through and including the Termination Date, Lessee shall lease from Lessor 9,169 gross rentable square feet on the second (2nd) floor (the "Expansion Premises") in the 433 Building which Expansion Premises are shown on Exhibit B annexed hereto and made a part hereof. Reference Page Paragraphs (5) and (7) of the Lease shall be deemed modified accordingly.

6. From and after the Temporary Expansion Premises Commencement Date through the Expansion Premises Commencement Date, the following shall apply with respect to the Temporary Expansion Premises:

(a) Paragraph (8) of the Reference page (“Electric Rent Inclusion Factor”) shall be deemed deleted and replaced as follows:

(8) Lessee Electric: Six Thousand One Hundred Forty-Seven and 00/100 Dollars ($6,147.00) per year, which shall be payable in addition to (and not included in) Annual Fixed Basic Rent.

(b) Any and all references in the Lease to “Electric Rent Inclusion Factor” shall be replaced by “Lessee Electric”. All references to increasing or decreasing the Term Fixed Basic Rent as a result of changes in the Electric Rent Inclusion Factor shall be changed to refer to increasing or decreasing the Lessee Electric. No change in the method of measuring Lessee’s electrical consumption, as a result of Lessor no longer redistributing electricity to the Premises, as provided in Paragraph 24(E), separately metering electrical consumption, as provided in Paragraph 24(J), or any other provision in the Lease, shall affect Term Fixed Basic Rent or Monthly Fixed Basic Rent, but may affect the amount of Lessee Electric. Lessee Electric shall be paid in monthly installments of Five Hundred Twelve and 25/100 Dollars ($512.25), at the same time and in the manner as Monthly Fixed Basic Rent. Lessee Electric is an estimated amount subject to adjustment as provided in Paragraph 24(B) of the Lease. Paragraphs 24(B)(iii) and (iv) of the Lease shall be deleted and replaced as follows:

(iii) Lessee agrees that an independent electrical engineering consultant selected by Lessor may from time to time make a survey of the electric power demand of the electric lighting fixtures and the electric equipment of Lessee used in the Premises to determine the average monthly electric consumption thereof, said survey to be at Lessee’s expense. Lessor reserves the right to estimate Lessee’s electric consumption until such a survey is made. The estimate will be based on One and 50/100 Dollars ($1.50) per square foot per year of the rentable area of the Expansion Premises and Lessee agrees to pay Lessor Six Thousand One Hundred Forty-Seven and 00/100 Dollars ($6,147.00) per year (“Lessee Electric”), payable in equal monthly installments of Five Hundred Twelve and 25/100 Dollars ($512.25) per month as Additional Rent. Lessee Electric is not included in Annual Fixed Basic Rent. The aforesaid survey shall take into account, among other things, any special electrical requirements of the Lessee and use by Lessee of electrical energy at times other than during Building Hours on Business Days. Unless objected to by Lessee in accordance with the terms and conditions of paragraph 24(B) of the Lease, the finding of such engineer or consultant as to the proper Lessee Electric based on such average monthly electric consumption shall be conclusive and the Lessee Electric shall be revised to twelve (12) times the average monthly electric determined by the survey, effective as of the first day of the month following the month in which the survey is completed;

(iv) If the Electric Rates (as hereafter defined) on which the initial determination of the consultant was based shall be increased or decreased, than the Lessee Electric shall be increased or decreased in the amount equal to the change in Lessor’s cost of supplying electrical current to the Premises resulting from such rate change, retroactive if necessary, to the date of such increase or decrease in such Electric Rates.

(c) Paragraph 22 of the Lease shall be amended to provide that Lessee shall pay the sum of One Hundred and 00/100 dollars ($100.00) per hour for use of HVAC beyond Building Hours, plus the additional percentage increase over the Base Utility Rate as set forth in the Lease. In no event shall Lessee pay less than the sum of $100.00 per hour for such overtime use.

(d) Paragraph (12) of the Reference Page is hereby amended in its entirety to read as follows:

(12) A total of 16 spaces, of which 12 shall be in the covered parking area described in Section 38 below.

(e) Lessee’s Percentage is 0.7% and Paragraph 10 of the Reference Page shall be amended accordingly.

(f) Term Fixed Basic Rent shall be payable in advance on the first day of each month of the Term as follows:

Period	Annual Fixed Basic Rent	Monthly Fixed Basic Rent
Temporary Expansion Premises
Commencement Date -
Expansion Premises
Commencement Date	$110,646.00	$9,220.50

Reference Page Section (9) of the Lease shall be deemed amended accordingly.

(g) The Base Year for all Base Period Costs shall be calendar year 2005, and Reference Page Sections 2(A), (B) and (C) of the Lease shall be deemed amended accordingly.

7. From and after the Expansion Premises Commencement Date, the following shall apply with respect to the Expansion Premises:

(a) Paragraph (8) of the Reference page (“Electric Rent Inclusion Factor”) shall be deemed deleted and replaced as follows:

(8) Lessee Electric: Thirteen Thousand Seven Hundred Fifty-Three and 50/100 Dollars ($13,753.50) per year, which shall be payable in addition to (and not included in) Annual Fixed Basic Rent.

(b) Any and all references in the Lease to “Electric Rent Inclusion Factor” shall be replaced by “Lessee Electric”. All references to increasing or decreasing the Term Fixed Basic Rent as a result of changes in the Electric Rent Inclusion Factor shall be changed to refer to increasing or decreasing the Lessee Electric. No change in the method of measuring Lessee’s electrical consumption, as a result of Lessor no longer redistributing electricity to the Premises, as provided in Paragraph 24(E), separately metering electrical consumption, as provided in Paragraph 24(J), or any other provision in the Lease, shall affect Term Fixed Basic Rent or Monthly Fixed Basic Rent, but may affect the amount of Lessee Electric. Lessee Electric shall be paid in monthly installments of One Thousand One Hundred Forty-Six and 13/100 Dollars ($1,146.13), at the same time and manner as Monthly Fixed Basic Rent. Lessee Electric is an estimated amount subject to adjustment as provided in Paragraph 24(B) of the Lease. Paragraphs 24(B)(iii) and (iv) of the Lease shall be deleted and replaced as follows:

(iii) Lessee agrees that an independent electrical engineering consultant selected by Lessor may from time to time make a survey of the electric power demand of the electric lighting fixtures and the electric equipment of Lessee used in the Lobby Premises to determine the average monthly electric consumption thereof, said survey to be at Lessee’s expense. Lessor reserves the right to estimate Lessee’s electric consumption until such a survey is made. The estimate will be based on One and 50/100 Dollars ($1.50) per square foot per year of the rentable area of the Premises and Lessee agrees to pay Lessor Thirteen Thousand Seven Hundred Fifty-Three and 50/100 Dollars ($13,753.50) per year (“Lessee Electric”), payable in equal monthly installments of One Thousand One Hundred Forty-Six and 13/100 Dollars ($1,146.13) per month as Additional Rent. Lessee Electric is not included in Annual Fixed Basic Rent. The aforesaid survey shall take into account, among other things, any special electrical requirements of the Lessee and use by Lessee of electrical energy at times other than during Building Hours on Business Days. Unless objected to by Lessee in accordance with the terms and conditions of paragraph 24(B) of the Lease, the finding of such engineer or consultant as to the proper Lessee Electric based on such average monthly electric consumption shall be conclusive and the Lessee Electric shall be revised to twelve (12) times the average monthly electric determined by the survey, effective as of the first day of the month following the month in which the survey is completed;

(iv) If the Electric Rates (as hereafter defined) on which the initial determination of the consultant was based shall be increased or decreased, than the Lessee Electric shall be increased or decreased in the amount equal to the change in Lessor’s cost of supplying electrical current to the Premises resulting from such rate change, retroactive if necessary, to the date of such increase or decrease in such Electric Rates.

(c) Paragraph 22 of the Lease shall be amended to provide that Lessee shall pay the sum of One Hundred and 00/100 dollars ($100.00) per hour for use of HVAC beyond Building Hours, plus the additional percentage increase over the Base Utility Rate as set forth in the Lease. In no event shall Lessee pay less than the sum of $100.00 per hour for such overtime use.

(d) Paragraph (12) of the Reference Page is hereby amended in its entirety to read as follows:

(12) A total of 36 spaces, of which 27 shall be in the covered parking area described in Section 38 below.

(e) Lessee’s Percentage is 1.55% and Paragraph 10 of the Reference Page shall be amended accordingly.

(f) Term Fixed Basic Rent shall be payable in advance on the first day of each month of the Term as follows:

Period	Annual Fixed Basic Rent	Monthly Fixed Basic Rent

Expansion Premises
Commencement Date -
June 30, 2006	$247,563.00	$20,630.25

July 1, 2006 - June 30, 2007	$252,147.50	$21,012.29

July 1, 2007 - June 30, 2008	$256,732.00	$21,394.33

Reference Page Section (9) of the Lease shall be deemed amended accordingly.

(g) The Base Year for all Base Period Costs shall be calendar year 2005, and Reference Page Sections 2(A), (B) and (C) of the Lease shall be deemed amended accordingly.

8. Lessee has inspected the Temporary Expansion Premises and Expansion Premises, and is thoroughly acquainted with their respective conditions and agrees to take same "AS IS"; provided, however, that Lessor shall relocate from the 12th floor to the 2nd floor one (1) existing supplemental air-conditioning unit or provide Tenant with a supplemental air-conditioning unit similar to the unit located on the 12th floor. However, notwithstanding the foregoing, in the event Lessee exercises its termination option by January 1, 2006, such that Lessee does not lease and occupy the Expansion Premises through at least June 30, 2006, then Lessee shall reimburse Lessor upon demand a pro-rata portion of the cost of the supplemental air-conditioning unit in an amount equal to the product of $75.88 multiplied by the number of days from the termination date through June 30, 2006 (so, for example, if the termination date is May 31, 2006, then Lessee’s pro-rata amount shall be $2,276.40 (i.e., $75.88 x 30)). Lessee acknowledges that the taking of the Temporary Expansion Premises and the Expansion Premises by Lessee shall be conclusive evidence that each of the respective premises was in good and satisfactory condition at the time possession of each of the respective premises was so taken.

9. Lessee represents and warrants to the Lessor that Lessee has not dealt with any broker in bringing about this Amendment other than GVA Williams. Lessee agrees to indemnify and hold Lessor harmless from any and all claims of any broker and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Amendment by Lessor and Lessee.

10. Lessee represents, warrants and covenants that, to the best of Lessee’s knowledge, Lessor is not in default under any of its obligations under the Lease and that, to the best of Lessee's knowledge, Lessee is not in default of any of its obligations under the Lease, and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Lessor or Lessee thereunder.

11. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof (including, without limitation, paragraph 9 of the Fifth Amendment) shall remain in full force and effect and are hereby ratified and affirmed.

12. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and except as otherwise provided in the Lease as modified by this Amendment, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein shall supersede and control the obligations and liabilities of the parties.

13. The submission of this Amendment for examination does not constitute a reservation of, or option for, the Premises, and this Amendment becomes effective only upon execution and delivery thereof by Lessor and Lessee.

[Signature Page to Follow]

IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the date and year first above written, and acknowledge to each other that they possess the requisite authority to enter into this transaction and to sign this Amendment.

ATTEST: By: /s/ Matthew Moore Name: Matthew Moore Title: Director of Corporate Development WITNESS: By: /s/ William O’Keefe Name: William O’Keefe Title: VP - Leasing
LESSEE:

DOV PHARMACEUTICAL, INC.

By: /s/ J. Robert Horton
Name:  J. Robert Horton
Its: Sr. Vice President and General Counsel

LESSOR:

MSNW CONTINENTAL ASSOCIATES, LLC, a Delaware limited liability company

BY: MSNW CONTINENTAL ACQUISITION, LLC, a Delaware limited liability company, its sole member

BY: NORMANDY CONTINENTAL ADMINISTRATOR II, LLC, a Delaware limited liability company, its Administrator

BY: /s/ Frank Mancini
             Frank Mancini
             Vice President

EXHIBIT A

THE TEMPORARY EXPANSION PREMISES

EXHIBIT B

THE EXPANSION PREMISES